Exhibit 99.1

LIFETIME BRANDS FILES REGISTRATION STATEMENT IN CONNECTION WITH RESALE
OF PREVIOUSLY ISSUED 4.75% CONVERTIBLE SENIOR NOTES

Company Updates 2006 Earnings Guidance

WESTBURY, N.Y., September 25, 2006 — LIFETIME BRANDS, INC. (NASDAQ: LCUT), a leading designer, developer and marketer of a broad range of nationally branded consumer products used in the home, today announced that it has filed a Registration Statement on Form S-3 with the Securities and Exchange Commission in connection with its previously announced and completed private offering of 4.75% Convertible Senior Notes due 2011. The Registration Statement was filed in satisfaction of certain registration rights granted to the noteholders.

When declared effective by the SEC, the Registration Statement will be available for use by the noteholders to resell the previously issued $75,000,000 principal amount of 4.75% Convertible Senior Notes, and the shares of common stock that may be issued upon conversion of the notes. The Company will not receive any proceeds from any resale of the notes by the selling noteholders or the common stock that may be issued upon conversion of the notes.

Each holder of notes who wishes to use the Registration Statement in connection with its sale of such notes, or the common stock issuable upon conversion of the notes, is required to complete, sign, and return a Notice of Registration Statement and Selling Securityholder Questionnaire to the Company by October 31, 2006. A copy of the Notice of Registration Statement and Selling Securityholder Questionnaire can be obtained by contacting the Company at One Merrick Avenue, Westbury, New York, 11590, or at (516) 683-6000, extension 408.

The Registration Statement relating to these securities has been filed with the SEC but has not yet become effective. Prior to the time the Registration Statement becomes effective, these securities may not be sold or otherwise transferred except pursuant to an exemption from registration under the Securities Act and any other applicable securities laws or in a transaction not subject to those laws. This announcement is neither an offer to sell nor a solicitation to buy any of these securities, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification of such securities under the securities laws of any such jurisdiction. When the Registration Statement becomes effective, a final written prospectus meeting the requirements of Section 10 of the Securities Act of 1933 relating to these securities may be obtained by calling the Company at (516) 683-6000, extension 408.

The Company also announced that it is revising its earnings guidance for the year to $1.45 to $1.55 per diluted share from $1.50 to $1.70 per diluted share. For 2005, the Company reported earnings per diluted share of $1.23. The Company’s business in the quarter ending September 30, 2006, and its outlook for the remainder of the year, continue to be strong; especially in its wholesale business, the performance of which currently is ahead of previously forecasted levels. On the other hand, the Company’s Direct to Consumer business is now forecasted to generate an operating loss for the year. Direct to Consumer sales in the quarter ending September 30, 2006, are below expectations, due principally to misalignment of retail inventories and unsuccessful merchandising initiatives in the Company’s Farberware Outlet Stores and Pfaltzgraff Factory Stores. In August, the Company initiated a management restructuring in its Direct to Consumer business, and believes these problems have been successfully addressed. As is its normal practice, the Company will provide updated sales and earnings guidance when it announces its third quarter results.

Lifetime is a leading designer, developer and marketer of kitchenware, cutlery & cutting boards, bakeware & cookware, pantryware & spices, tabletop, home decor, picture frames and bath accessories, marketing its products under various trade names, including Farberware®, KitchenAid®, Pfaltzgraff®, Calvin Klein®, Cuisinart®, Hoffritz®, Sabatier®, Nautica®, Joseph Abboud Environments®, Roshco®, Baker’s Advantage®, Kamenstein®, CasaModa™, :USE®, Pedrini®, International Silver®, Towle®, Tuttle®, Wallace®, Melannco®, Rochard® and Kenneth Cole Reaction®. Lifetime’s products are distributed through almost every major retailer in the United States.

The information herein contains certain forward-looking statements including statements concerning the Company’s future prospects. These statements involve risks and uncertainties, including risks relating to general economic conditions and risks relating to the Company’s operations, such as the risk of loss of major customers and risks relating to changes in demand for the Company’s products, as detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

COMPANY CONTACT:	INVESTOR RELATIONS:
Robert McNally Chief Financial Officer (516) 683-6000	Harriet Fried Lippert/Heilshorn & Associates, Inc. (212) 838-3777 or hfried@lhai.com